UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2003

SEA PINES ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

South Carolina	0-17517	57-0845789

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Greenwood Drive, Hilton Head Island, South Carolina	29928

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 785-3333

Not applicable

(Former name or former address, if changed since last report)

ITEM 5. Other Events and Regulation FD Disclosure.

     On October 6, 2003, Sea Pines Company, Inc., a wholly owned subsidiary of the Registrant, agreed pursuant to the terms of a Settlement Agreement and Release to pay $5.9 million to settle the lawsuit reported in the Current Report on Form 8-K filed on May 2, 2003, Grey Point Associates, et al. v. Sea Pines Company, Inc. As of July 31, 2003, the Registrant had recorded litigation expense of $8,450,300 in connection with the verdict that was rendered in the lawsuit on April 30, 2003, including amounts for post-judgment interest and estimated legal expenses incurred. As a consequence of the settlement, the Registrant will reduce the accrued expense. It is currently anticipated that the reduction will be approximately $2,000,000, net of expenses incurred, which will be reflected as a reduction to litigation expense during the fourth quarter.

ITEM 7. Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Settlement Agreement and Release among Thomas M. DiVenere (Plaintiff), Grey Point Associates, Inc. (Plaintiff), Irwin M. (Pete) Pomranz (Plaintiff) and Sea Pines Company, Inc. (Defendant) is attached hereto as Exhibit 1

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sea Pines Associates, Inc. (Registrant)

October 6, 2003	By:	/s/ Steven P. Birdwell
Chief Financial Officer

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